BANK LOAN AGREEMENT WITH
                                 BANCO SANTANDER

Banco
Santander


                                   ATTESTATION

Banco Santander Chile attests that MESSRS. TEPUAL S.A., TAX NO. 89,115,400-3, presents the Op. No. 21.99.128/340573-3, with the following characteristics:

PURPOSE OF DEBT                             :        Renegotiation
TYPE                                        :        Direct
DATE GRANTED                                :        October 16, 1998
NO. PAYMENTS AGREED TO                      :        72
NO. PAYMENTS PAID                           :        4
NO. PAYMENTS PENDING                        :        68
AMOUNT OF CREDIT GRANTED                    :        $111,886,306
DEBT IN EFFECT                              :        $107,987,448
DATE OF EXPIRATION                                   October 16, 2004

This attestation is issued at the request of the interested party(ies) for purposes he deems suitable, without further responsibility for our Bank.


                                            by       BANCO SANTANDER CHILE
Santiago, March 12, 1999
PGA/NVR                                     Stamped: PATRICIO GALAZ AHUMADA
                                                           Operative Supervisor
                                                            Debtors and Reports
Bandera 140
Tel.  6960414
P.O. Box 76-D - Santiago

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Banco
Santander


                                   ATTESTATION

Banco Santander Chile attests that MESSRS. TEPUAL S.A., TAX NO. 89,115,400-3, presents the Op. No. 23.01.122000202-2, with the following characteristics:

PURPOSE OF DEBT                             :        Renegotiation
TYPE                                        :        Direct
DATE GRANTED                                :        December 27, 1996
NO. PAYMENTS AGREED TO                      :        96
NO. PAYMENTS PAID                           :        25
NO. PAYMENTS PENDING                        :        71
AMOUNT OF CREDIT GRANTED                    :        $173,529,786.-
DEBT IN EFFECT                              :        $157,598,565.-
DATE OF EXPIRATION                                   December 26, 2004

This attestation is issued at the request of the interested party(ies) for purposes he deems suitable, without further responsibility for our Bank.


                                          by       BANCO SANTANDER CHILE
Santiago, March 12, 1999
PGA/NVR                                   Stamped: PATRICIO GALAZ AHUMADA
                                                         Operative Supervisor
                                                          Debtors and Reports
Bandera 140
Tel.  6960414
P.O. Box 76-D - Santiago
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Banco
Santander
                                                           PROMISSORY NOTE
                                   DEVELOPMENT UNIT READJUSTABLE CREDIT IN NATIONAL LEGAL CURRENCY

         I (We) owe and shall pay to the order of the Banco Santander the sum of ONE HUNDRED ELEVEN MILLION
EIGHT HUNDRED EIGHTY-SIX THOUSAND THREE HUNDRED SIX pesos ($111.886.306.- ) value of a credit that I (we)
have received in national currency, equivalent to 7715.02 Development Units.  This sum shall be returned, also in national currency, readjusted according to the variation which the Development Unit undergoes determined by the Superintendency of Banks and Financial Institutions, between this date and the date of the effective payment.
         The capital owed shall be paid, with the readjustment indicated above, in 72 monthly payments, with due date(s) on the 16th day of the corresponding month.  The first expiration shall therefore be November 16, 1998, and the last, October
16, 2004.
         The readjusted capital owed shall earn interest which shall be paid on the due date for the corresponding month.
The rate of interest shall be 13.70% yearly, for the first period which shall expire on November 16, 1998.  For the following periods which shall become due on the 16th day of the corresponding month, the rate shall be the one the Bank has established for this class of operation to the date of initiation of the respective period, with the limitation that it cannot exceed the maximum conventional rate of interest for readjustable operations in ordinary money in effect on that date. The rate indicated above shall be certified by the Bank in this document, on the date the corresponding period begins and said certificate shall be considered an integral part of this promissory note for all legal effect.  The interest which is not paid on the time established shall be added for this single time to the capital owing.
         If there should be discussion or objection at any time or in any form concerning the rate(s) which in accordance with the foregoing are certificated for the following periods, for this single time the maximum conventional rate ruling these credit operations in money on the date of the beginning of said period, must be applied to to the respective period, in substitution of the rate under discussion or objected to.
         The Bank may, upon expiration of any of the payments of capital in which this promissory note is divided, and/or its interest payments, extend such payments of capital and/or interest, for which it is especially empowered in this act.  In this case, during the entire period of the extension, the total amount of what is owed on that date, shall be returned at the rate of
interest which may rule in the corresponding period(s), increased up to ..........   So that said extension should be effective, an
affidavit is sufficient that this is allowed by the Bank in this promissory note, with the new date of expiration.
         The simple delay in the payment of any regular payment of the capital into which this promissory note is divided, gives the Bank the right to demand as of the lapsed period of time, without need of protest, the total amount of indebtedness up to that date, which shall pay since that time, as penalty interest, the maximum which the law allows to stipulate for this type of operations.  The same will take place in the event that ____
payments of interest have gone unpaid, consecutive or otherwise.
         The obligation arising out of this present promissory note is indivisible in nature for the effects of calling it in against any of my (our) heirs or successors.
         I (We) empower the Banco Santander so that each payment of capital, readjustments and/or interests,  is paid totally or partially at due time, drawing the value corresponding to my ordinary bank accounts open in any of its offices.
         For all the effects of this promissory note I constitute domicile in the city and section of Santiago and submit to the competence of its courts.

Santiago, 16 October 1998.
Tepual S,A,                                          (Signed) M, RUTMAN
         NAME OF DEBTOR                              SIGNATURE(S)
Domicile: General Eckhal, No. 159,
Section - Recoleta                                   City: Santiago
Tax No. 89,115,400-3
I authorize the signature of Mr. Max Rutman Soubotnik Tax No. 4,335,394-2 who signed before me as representative of the
Tepual S.A.  Tax No. 89,115,400-3.  Santiago 16 October 1998.
                  Stamped seal of Notary Arturo Carvajal Escobar (signature illegible)
                                                              SIGNATURE OF NOTARY
                                                              Signature of Party Requesting

(Margin)  The amount of Stamps charged on this document are paid from monthly returns on money in the Treasury, as per
Decree Law No. 3,475 Article 15, No. 2.



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                                                      SURETY

I (We) hereby constitute myself (ourselves) as surety(ies) or guarantor(s)  and co-debtor(s) jointly and severally of the present promissory note until the complete extinction of the obligation from which same may issue, in capital, readjustments, interest and costs, for which I (we) accept from hereinafter all extension or renewal which the Bank concedes to the signatory with respect to any of the payments of capital and/or interest.

I (We) also excuse the Bank from the necessity of protest for all legal effects, and therefore, said bank may draw upon my (our) account, without further processing, one or more payments or the total owed, as established in the promissory note.  The obligation arising out of the present promissory note shall be considered indivisible in order to make it effective against each and all of my (our) heirs.

For all effects of this surety, I (we) set domicile in the city and section of Santiago and I (we) submit to the competence of its courts.

CO-DEBTOR JOINTLY AND               CO-DEBTOR JOINTLY AND              CO-DEBTOR JOINTLY AND
SEVERALLY AND SURETY                SEVERALLY AND SURETY               SEVERALLY AND SURETY

Signature: M. Rutman                Signature ______________           Signature ______________

Name: Max Rutman                    Signature ______________           Signature ______________
         Soubotnik

Domicile: General Ekdhal 159        ETC.                               ETC.
ID# 4,335,394-2
TAX # 4,335,394-2

In representation of                etc.                               etc.

Amended: "4,335,394-2, correct

I authorize the signature of Mr. Max Rutman Soubotnik - Tax No. 4,335,394-2 which is the signature he used before me.

                                    Santiago, October 16, 1998

                                    (Stamped seal and initials of Notary Arturo Carvajal Escobar
                                    Notary Public)

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BANCO DO BRASIL
Apoquindo 3001 - Santiago
TAX NO. 97,003,000-K                                                                       No. of Operation: 105143
                                                                                       No. of Promissory Note: 7406
                                    E X P O R T   P R O M I S S O R Y   N O T E

         I owe and shall pay to the order of the BANCO DO BRASIL S.A. on June 16, 1999 the sum of
US$200,000.00 (Two hundred thousand Dollars USA) value for an export credit that I have received in loan from that Bank, to my entire satisfaction and approval.
         I shall make the payment with the compensation from exports to United States of America dollars or its equivalent in national legal tender, in conformance with the standards in effect.
         If the expiration date arrives and for any reason I have not received part or all of the compensation from the exports, I shall likewise pay the credit in full on that day.
         The interest the credit will return shall be 9.3625% annually, and shall be calculated on the basis of a year of 360 days and shall be paid together with the capital.
         The default or simply delay in payment of the credit and its interest shall return, beginning on the day on which such eventuality may be produced, an interest equal to the maximum that the Law allows to be pacted.  The calculation of the interest for default shall be made prior to capitalization of the interest earned up to the date of expiration of the promissory note.
         The BANCO DO BRASIL S.A. is empowered to demand full payment of this promissory note, including the interest earned, if the individual thus obligated should fall into insolvency, such being understood to mean that if he should cease in paying any obligation, if he, the debtor, or one or more of his creditors solicit his bankruptcy or formulate proposals of extrajudicial or judicial agreements, whether through the route of prejudicial or precautionary measures they may obtain against him; i.e., retentions, prohibitions from entering into acts or contracts regarding any of his goods, or in the naming of intervening parties; if the impediment of embargo is brought against any of his goods or should any other fact occur which also places in evidence a noticeable insolvency on his part.  The foregoing is understood to be without prejudice to the other cases in which advance payment may be demanded in accordance with legal standards.
         The obligations emanating from this promissory note are indivisible in nature and his compliance can be demanded from each and every one of the heirs, or successors of the debtor, in conformity with
Articles 1526 No. 4 and 1528 of the Civil Code.
         This promissory note is exempt from the obligation of protest.
         For all the effects of this promissory note, the debtor fixes his domicile in the community of
Santiago and submits to the jurisdiction of its Courts.
         The BANCO DO BRASIL S.A. is irrevocably authorized to debit the bank accounts which the debtor maintains in the Bank, with the total amount of the credit, including its interest and collection costs, as of the date of expiration of this promissory note, or since the same has become demandable or payable.
         The debtor states that he accepts that this promissory note is governed by the dispositions established by the Banco Central de Chile, and by the Superintendency of Banks and Financial
Institutions, concerning financing for exports.
         This promissory note is exempt from taxation, in conformity with the dispositions of Article 24 of
Decree Law 3475 and by the Superintendency of Banks and Financial Institutions concerning financing for exports.
                                                              In Santiago, December 18, 1998
NAME / BUSINESS NAME OF DEBTOR                                         TEPUAL S.A.
TAX NO. OF DEBTOR                                             89,115,400-3
REPRESENTATIVE(S)                                             MAX RUTMAN SOUBOTNIK
TAX REPRESENTATIVE(S)                                         4,335,394-2
DOMICILE          STREET                                      GENERAL EKDHAL, 159
                  DISTRICT                                    RECOLETA
                  CITY                                        SANTIAGO
IN CASE OF PROTEST, PLEASE SEND PROMISSORY NOTE TO THE CORRESPONDING NOTARY
                                            (Signed) M. Rutman

                                SIGNATURE OF DEBTOR OR LEGAL REPRESENTATIVE(S)
                                                                                (illegible notation and date)

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